Exhibit 99.1

Contact:	Jennifer Rosa (216) 429-5037
Monica Martines (216) 441-7346

For release Friday, October 30, 2009

TFS Financial Corporation Declares Eighth Dividend

TFS Financial Corporation (Nasdaq: TFSL) (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland, announced that on October 29, 2009 the Board of Directors declared the Company’s eighth quarterly cash dividend of $0.07 per share, payable on November 27, 2009 to stockholders of record on November 13, 2009. Third Federal Savings and Loan Association of Cleveland, MHC, has waived its right to receive the dividend on the 227,119,132 shares of common stock it owns.